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CONSENT OF GOLDSTEIN GOLUB KESSLER LLP, INDEPENDENT AUDITORS




To the Board of Directors and Stockholders of Senesco Technologies, Inc.

We consent to the incorporation by reference in this Registration Statement of Senesco Technologies Inc. ("the Company") on Form S-8 of our report dated August 13, 2002, appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Goldstein Golub Kessler LLP

Goldstein Golub Kessler LLP
New York, New York


March 28, 2003